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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 or Form S-8, File No. 33-4981, File No. 33-40011, File No. 33-58734, File No. 33-34640, File No. 33-71202, as amended, File
No. 33-66728, File No. 33-71200, File No. 33-82374, File No. 33-86018 and File
No. 33-86978.


                                              ARTHUR ANDERSEN LLP



Atlanta, Georgia
March 27, 1995